Exhibit 99.1

CUI GLOBAL, INC. REPORTS UNAUDITED FIRST QUARTER 2018 FINANCIAL RESULTS

– Increases Backlog $11.0 Million to Record $43.8 Million –

TUALATIN, Ore., May 7, 2018 -- CUI Global, Inc. (NASDAQ: CUI), (the “Company”) today reported its unaudited financial results for the three months ended March 31, 2018.

Note: Effective January 1, 2018, the Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), utilizing the modified retrospective method. The Company also provides its results for the three months ended March 31, 2018 under old revenue rules, ASC Topic 605, following the ‘Recent Business and Operational Highlights’ section below as required under the modified retrospective transition method to allow easier comparison with prior results.

First Quarter 2018 Financial Performance Summary: (comparisons to prior year period)

●	Total revenues were $22.0 million compared to $17.8 million;
●	Gross profit was $6.6 million compared to $5.7 million;
●	Gross margin was 29.9% compared to 31.9%;
●	Consolidated net loss was $(3.3) million compared to $(3.9) million;
●	Loss per basic share was $(0.11) compared to $(0.18) per basic share;
●	Adjusted EBITDA was $(2.7) million compared to $(3.2) million;
●	Cash and cash equivalents were $9.6 million and restricted cash was $0.5 million at March 31, 2018;
●	Power and Electromechanical (P&EM) segment unaudited backlog was $26.1 million at March 31, 2018, up from $20.2 million at December 31, 2017; and,
●	Energy segment unaudited backlog was $17.7 million at March 31, 2018, up from $12.6 million at December 31, 2017.

“Strong revenue and record backlog in the first quarter reflect continued execution on our strategy to leverage our industry-disrupting technologies to build demand with new customers and across new geographies,” said William Clough, president and CEO of CUI Global. “Our P&EM segment continues to benefit from new and expanded distributor relationships supplemented this quarter by initial ICE Technology sales. In our Energy segment, with a new, larger facility in Houston we are winning higher-dollar integration projects from leading energy providers in North America, and are advancing Energy products opportunities internationally that offer significant revenue optionality even as we await the restart of our largest Energy product contract in Italy.

“Looking ahead, we are well positioned to drive volume and sales growth and improve the profitability of our sales mix,” continued Mr. Clough. “In our P&EM segment, UL certification for our ICE Switch and ICE Block products enables us to more vigorously promote this full solution to the data center market that has already demonstrated its interest with significant orders received in Q4 2017 for the ICE Switch and Q1 2018 for the ICE Block.

“In our Energy segment, we continue to cultivate demand for our Energy products across Europe and North America. In particular, the recent certification of our GasPT solution by Ofgem should serve to catalyze interest in the U.K. at a time when energy providers there are moving to utilize a government subsidy program to build biomethane terminals. We are progressing GasPT opportunities in North America for process control and fiscal monitoring applications, and concurrently building demand for our VE Technology as demonstrated by the receipt of recent orders with several Fortune 100 energy providers. We are also increasingly leveraging integration projects across both geographies to drive Energy product sales. These joint solutions create significant incremental value and generate higher gross margins for us. As business development activities in prior quarters convert to opportunities and orders, we are building a stronger business and ensuring our long-term success,” concluded Mr. Clough.

Recent Business and Operational Highlights:

●

CUI Global announced that its Orbital Gas Systems North America (Orbital N.A.) subsidiary deployed its proprietary VE Technology across leading North American energy companies. Orders for VE probes and thermowells were received from several Fortune 100 energy companies.

●

CUI Global’s Orbital Gas Systems Ltd. (Orbital-UK) subsidiary received new, broader certification of its proprietary GasPT analyzer and software from the U.K. regulator, the Office of Gas and Electricity Markets. Certification further opens the U.K. gas market to GasPT, and was necessary for continued implementation of the Future Billing Methodology, biomethane applications and other projects on which the solution is applicable.

●

The Company’s CUI Inc. subsidiary entered into a global distribution agreement with Master Electronics, one of the largest global distributors of electronic components to distribute and market CUI's extensive product portfolio of power, interconnect, motion, audio and thermal management technologies to the design, OEM and contract manufacturer communities.

●

CUI Global announced that its Orbital-UK subsidiary secured contracts totaling $4.58 million to enhance fuel gas metering and compressor efficiency on the U.K.’s gas transmission network. The award is the Company’s first non-biomethane project to include GasPT and VE products;

●	The Company received UL 9540 certification for its ICE Block data center hardware. With the receipt of UL certification, ICE Block is now fully certified and saleable in the market;

●

CUI Global announced that its Orbital N.A. subsidiary was awarded a $2.1 million integration project from a large U.S.-based energy, procurement, and construction firm for which Orbital N.A. is the sole-source integrator. The award follows the recent opening of Orbital N.A.’s new, larger production facility in Houston to service bigger opportunities with the region’s largest gas operators;

●

The Company’s CUI Inc. subsidiary received an initial purchase order for 400 of its ICE Block devices and additional ICE Switches valued at approximately $2.9 million for expected delivery in the late 2018;

●

CUI Global’s Orbital N.A. subsidiary was awarded a fourth purchase order in as many months for its GasPTi device from a leading U.S.-based power and energy producer. The devices are being utilized in a process control application to optimize the efficiency and minimize maintenance on certain of the customer's gas-fired compressor turbines in the northeastern United States.

First Quarter 2018 Financial Performance Summary: (ASC Topic 605 basis)

●	Total revenues would have been $21.7 million compared to $17.8 million;
●	Gross profit would have been $6.0 million compared to $5.7 million;
●	Gross margin would have been 27.5% compared to 31.9%;
●	Consolidated net loss would have been $(3.8) million compared to $(3.9) million;
●	Loss per basic share would have been $(0.13) compared to $(0.18) per basic share.

Conference Call

Management will host a conference call today, May 7, 2018 at 8:30 a.m. ET to discuss these results as well as recent corporate developments. After management’s opening remarks, there will be a question and answer period. To access the call, please dial (888) 462-6700 and provide conference ID 6592666. For international callers, please dial (720) 545-0016. The live webcast of the conference call and accompanying slide presentation can be accessed through the ‘Events & Presentations’ page of the CUI Global Investor Relations website (www.cuiglobal.com).

For those unable to attend the live call, a telephonic replay will be available until May 22, 2018. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 6592666. An archived copy of the webcast and slide presentation will also be available on the ‘Events & Presentations’ page of the CUI Global Investor Relations website.

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World . . . . .

CUI Global, Inc. is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products and technologies. From Orbital Gas Systems' advanced GasPT2 platform targeting the energy sector, to CUI Inc.’s digital power platform serving the networking and telecom space, CUI Global and its subsidiaries have built a diversified portfolio of industry leading technologies that touch many markets. As a publicly traded company, shareholders are able to participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most importantly, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit www.cuiglobal.com.

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Media Contact:	External IR Counsel:
CUI Global, Inc.	LHA Investor Relations
Jeff Schnabel	Sanjay M. Hurry
Main: 503-612-2300	212-838-3777
press@cuiglobal.com	cuiglobal@lhai.com

- Financial Tables to Follow -

CUI Global, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
(in thousands, except share and per share data)	2018	2017
	(unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$9,637	$12,646
Trade accounts receivable, net of allowance of $140 and $135, respectively	11,993	10,833
Inventories, net of allowance of $996 and $946, respectively	11,906	13,892
Contract assets	1,196	2,299
Prepaid expenses and other	1,691	1,606
Total current assets	36,423	41,276

Property and equipment, less accumulated depreciation of $4,430 and $4,155, respectively	11,318	11,242
Goodwill	17,820	17,641
Other intangible assets, less accumulated amortization of $12,681 and $11,900, respectively	15,608	15,568
Note receivable, less current portion	305	317
Restricted cash	523	—
Deposits and other assets	1,928	1,865

Total assets	$83,925	$87,909

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$4,494	$5,110
Short-term overdraft facility	837	—
Mortgage note payable, current portion	95	94
Accrued expenses	3,609	4,186
Contract liabilities	5,168	8,829
Refund liabilities	1,951	695
Total current liabilities	16,154	18,914

Long term mortgage note payable, less current portion	3,231	3,256
Long term note payable, related party	5,304	5,304
Derivative liability	272	356
Deferred tax liabilities	1,999	2,414
Other long-term liabilities	190	179
Total liabilities	27,150	30,423

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at March 31, 2018 or December 31, 2017	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 28,485,898 shares issued and outstanding at March 31, 2018 and 28,406,856 shares issued and outstanding at December 31, 2017	28	28
Additional paid-in capital	169,747	169,527
Accumulated deficit	(109,929)	(108,559)
Accumulated other comprehensive loss	(3,071)	(3,510)
Total stockholders' equity	56,775	57,486
Total liabilities and stockholders' equity	$83,925	$87,909

CUI Global, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)	For the Three Months Ended March 31,
	2018	2017

Total revenues	$21,966	$17,844

Cost of revenues	15,389	12,160

Gross profit	6,577	5,684

Operating expenses:

Selling, general and administrative	9,201	8,554
Depreciation and amortization	529	552
Research and development	620	610
Provision (credit) for bad debt	6	(27)
Other operating expenses	—	5

Total operating expenses	10,356	9,694

Loss from operations	(3,779)	(4,010)

Other income	330	46
Interest expense	(114)	(116)

Loss before taxes	(3,563)	(4,080)

Income tax benefit	(302)	(226)

Net loss	$(3,261)	$(3,854)

Basic and diluted weighted average common shares outstanding	28,488,032	20,949,251

Basic and diluted loss per common share	$(0.11)	$(0.18)

CUI Global, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)	For the Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,261)	$(3,854)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	264	236
Amortization of intangibles	466	464

Stock issued and stock to be issued for compensation, royalties and services	66	91
Unrealized gain on derivative liability	(84)	(33)
Provision for (credit to) bad debt expense and returns allowances	6	(28)
Deferred income taxes	(250)	(294)
Inventory reserve	58	179
Non-cash unrealized foreign currency gains	(295)	(176)
Loss on disposal of assets	—	5

(Increase) decrease in operating assets:
Trade accounts receivable	(1,040)	(643)
Inventories	910	(296)
Contract assets	625	475
Prepaid expenses and other current assets	(137)	(371)
Deposits and other assets	—	(3)
Increase (decrease) in operating liabilities:
Accounts payable	(694)	1,410
Accrued expenses	(308)	(210)
Refund liabilities	386	40
Contract liabilities	385	1,526

NET CASH USED IN OPERATING ACTIVITIES	(2,903)	(1,482)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(154)	(198)
Proceeds from sale of property and equipment	—	1
Investments in other intangible assets	(239)	(71)
Proceeds from notes receivable	—	19
NET CASH USED IN INVESTING ACTIVITIES	(393)	(249)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from overdraft facility	4,982	—
Payments on overdraft facility	(4,155)	—
Proceeds from line of credit	1,166	—
Payments on line of credit	(1,166)	—
Payments on capital lease obligations	(1)	(3)
Payments on mortgage note payable	(24)	(22)
Payments on contingent consideration	(45)	(61)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	757	(86)

Effect of exchange rate changes on cash	53	162
Net decrease in cash, cash equivalents and restricted cash	(2,486)	(1,655)
Cash, cash equivalents and restricted cash at beginning of period	12,646	4,617

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD PERIOD	$10,160	$2,962

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net loss are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net loss should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net loss exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net loss are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net loss might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net loss are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net loss are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net loss eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited and CUI-Canada, non-cash expenses associated with stock and stock options for compensation, royalties and services during the period, and impairment of goodwill and intangible assets.

(in thousands)
	For the Three Months Ended
	March 31,
	2018	2017
EBITDA:
Net loss	$(3,261)	$(3,854)
Plus: Interest expense	114	116
Plus: Income tax benefit	(302)	(226)
Plus: Depreciation and amortization	730	700
EBITDA	$(2,719)	$(3,264)

Adjusted EBITDA:
Plus: Provision (credit) for bad debt	$6	$(27)

Plus: Unrealized gain on derivative	(84)	(33)
Plus: Stock issued and stock to be issued for compensation, royalties and services	66	91
Adjusted EBITDA	$(2,731)	$(3,233)

Adjusted net loss:
Net loss	$(3,261)	$(3,854)
Plus: Amortization expense of Orbital and CUI - Canada acquisition intangibles	325	298
Plus: Stock issued and stock to be issued for compensation, royalties and services	66	91
Adjusted net loss	$(2,870)	$(3,465)

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